EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated December 29, 2020, with respect to our audits of the consolidated financial statements of GEE Group, Inc. as of September 30, 2020 and 2019 and for each of the years in the two year period ended September 30, 2020. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

March 12, 2021